Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

August 2010 Performance Update

The Frontier Fund Supplement Dated August 31, 2010 to Prospectus Dated April 30, 2010

The Frontier Fund Class 2 Original

T H E    F R O N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

August performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 2 Original	August 31, 2010	August 31, 2010	NAV / Unit
	MTD	YTD
Balanced Series-2	6.56%	6.93%	$148.65
Balanced Series-2a	6.45%	6.32%	$125.04
Campbell/Graham/Tiverton Series-2	4.52%	0.35%	$121.52
Currency Series-2	0.41%	5.59%	$96.44
Long/Short Commodity Series-2	1.12%	-2.68%	$124.08
Winton/Graham Series-2	5.98%	5.03%	$134.85
Winton Series-2	6.92%	12.48%	$146.34
Long Only Commodity Series-2	-3.92%	-7.02%	$83.95
Managed Futures Index Series-2	6.84%	4.85%	$127.16

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of August 31, 2010. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$606,582.34
Unrealized trading gain/(loss)			4,738,640.08
Less: commissions			(108,239.20)
Less: FCM fees			(27,997.99)
Foreign currency gain/(loss)			(23,641.42)
Interest income			1,741.58

Total Income			5,187,085.39

EXPENSES

Management fees			44,267.96
Incentive fees			463,998.05

Total Expenses			508,266.01

Net Income (Loss)			$4,678,819.38

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	518,649.09142	$72,351,217.87	139.50
Current month additions	—	—
Current month redemptions	(12,177.30261)	(1,741,965.91)
Net Income (loss) for current month		4,678,819.38

Net Asset Value, end of current month	506,471.78881	$75,288,071.34	148.65

	Monthly rate of return		6.56%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 2

THE FRONTIER FUND BALANCED SERIES - 2a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$28,434.45
Unrealized trading gain/(loss)			208,753.17
Less: commissions			(4,796.12)
Less: FCM fees			(1,241.06)
Foreign currency gain/(loss)			(1,050.43)
Interest income			3,250.40

Total Income			233,350.41

EXPENSES

Trading Fee			6,468.37
Management fees			1,960.00
Incentive fees			20,620.76

Total Expenses			29,049.13

Net Income (Loss)			$204,301.28

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	27,044.16933	$3,176,496.45	117.46
Current month additions	—	—
Current month redemptions	(202.02411)	(24,575.45)
Net Income (loss) for current month		204,301.28

Net Asset Value, end of current month	26,842.14522	$3,356,222.28	125.04

	Monthly rate of return		6.45%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 2a

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$237,737.62
Unrealized trading gain/(loss)			152,705.20
Less: commissions			(3,551.31)
Less: FCM fees			(3,543.69)
Foreign currency gain/(loss)			(2,445.48)
Interest income			33.94

Total Income			380,936.28

EXPENSES

Management fees			23,996.53
Incentive fees			—

Total Expenses			23,996.53

Net Income (Loss)			$356,939.75

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	69,832.92313	$8,119,404.87	116.27
Current month additions	—	—
Current month redemptions	(2,982.73271)	(352,512.98)
Net Income (loss) for current month		356,939.75

Net Asset Value, end of current month	66,850.19042	$8,123,831.64	121.52

	Monthly rate of return		4.52%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 2

THE FRONTIER FUND CURRENCY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$11,178.27
Unrealized trading gain/(loss)			54,296.65
Net change in inter-series payables			(52,303.29)
Less: FCM fees			(5,964.80)
Interest income			5,618.38

Total Income			12,825.21

EXPENSES

Management fees			9,551.94
Incentive fees			—

Total Expenses			9,551.94

Net Income (Loss)			$3,273.27

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	8,318.91035	$799,037.08	96.05
Current month additions	—	—
Current month redemptions	(86.60069)	(8,385.30)
Net Income (loss) for current month		3,273.27

Net Asset Value, end of current month	8,232.30966	$793,925.05	96.44

	Monthly rate of return		0.41%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Currency Series 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(840,971.29)
Unrealized trading gain/(loss)			1,140,883.45
Less: commissions			(31,038.09)
Less: FCM fees			(5,855.44)
Foreign currency gain/(loss)			39.15
Interest income			20,789.68

Total Income			283,847.46

EXPENSES

Management fees			62,237.83
Incentive fees			73,837.53

Total Expenses			136,075.36

Net Income (Loss)			$147,772.10

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	108,024.48520	$13,254,581.86	122.70
Current month additions	—	—
Current month redemptions	(542.01705)	(66,414.94)
Net Income (loss) for current month		147,772.10

Net Asset Value, end of current month	107,482.46815	$13,335,939.02	124.08

	Monthly rate of return		1.12%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long/Short Commodity Series 2

THE FRONTIER FUND WINTON/GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$565,266.92
Unrealized trading gain/(loss)			181,254.65
Less: commissions			(5,243.19)
Less: FCM fees			(5,199.61)
Foreign currency gain/(loss)			(784.91)
Interest income			5,429.92

Total Income			740,723.78

EXPENSES

Management fees			35,657.90
Incentive fees			14,725.57

Total Expenses			50,383.47

Net Income (Loss)			$690,340.31

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	91,112.47889	$11,592,709.94	127.24
Current month additions	—	—
Current month redemptions	(2,071.11704)	(275,969.51)
Net Income (loss) for current month		690,340.31

Net Asset Value, end of current month	89,041.36185	$12,007,080.74	134.85

	Monthly rate of return		5.98%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton/Graham Series 2

THE FRONTIER FUND WINTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$482,680.76
Unrealized trading gain/(loss)			253,872.64
Less: commissions			(1,485.15)
Less: FCM fees			(4,568.25)
Foreign currency gain/(loss)			(1,211.85)
Interest income			4,936.30

Total Income			734,224.45

EXPENSES

Management fees			24,151.77
Incentive fees			5,209.41

Total Expenses			29,361.18

Net Income (Loss)			$704,863.27

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	74,813.63601	$10,240,137.87	136.88
Current month additions	—	—
Current month redemptions	(951.74586)	(135,876.60)
Net Income (loss) for current month		704,863.27

Net Asset Value, end of current month	73,861.89015	$10,809,124.54	146.34

	Monthly rate of return		6.92%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton Series 2

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(30,150.93)
Unrealized trading gain/(loss)			504.28
Less: commissions			—
Less: FCM fees			(318.76)
Foreign currency gain/(loss)			—
Interest income			1,284.96

Total Income			(28,680.45)

EXPENSES

Management fees			855.59
Incentive fees			—

Total Expenses			855.59

Net Income (Loss)			$(29,536.04)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	8,615.46276	$752,830.92	87.38
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		(29,536.04)

Net Asset Value, end of current month	8,615.46276	$723,294.88	83.95

	Monthly rate of return		-3.92%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long Only Commodity Series 2

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$167,451.10
Unrealized trading gain/(loss)			97,637.37
Less: commissions			(947.80)
Less: FCM fees			(1,686.01)
Foreign currency gain/(loss)			(398.04)
Interest income			1,724.55

Total Income			263,781.17

EXPENSES

Management fees			7,603.20
Incentive fees			—

Total Expenses			7,603.20

Net Income (Loss)			$256,177.97

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	31,712.09529	$3,774,291.99	119.02
Current month additions	—	—
Current month redemptions	(485.25667)	(59,569.27)
Net Income (loss) for current month		256,177.97

Net Asset Value, end of current month	31,226.83862	$3,970,900.69	127.16

	Monthly rate of return		6.84%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Managed Futures Index Series 2